UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2012

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        In a meeting held on August 1, 2012, the Compensation Committee of the Board of Directors of KLA-Tencor Corporation (the "Company") adopted and approved updated forms of the Company's Restricted Stock Unit Award Notifications for use in connection with (i) restricted stock unit ("RSU") awards with only service-based vesting criteria and (ii) RSU awards with both performance-based and service-based vesting criteria, which will be used to notify executive officers and other employees when they receive RSU awards. In a meeting held on August 2, 2012, the independent members of the Company's Board of Directors (i.e., all members of the Board other than Richard P. Wallace, the Company's President and Chief Executive Officer) adopted and approved identical updated forms of the Company's Restricted Stock Unit Award Notifications for use in connection with RSU awards to the Company's Chief Executive Officer. The two updated forms, which reflect the revised vesting schedules for the Company's RSU awards, are filed as exhibits to this Form 8-K.

Item 8.01.    Other Events

On August 2, 2012, the Company issued a press release announcing that the Company's Board of Directors has declared a cash dividend of $0.40 per share on the Company's Common Stock. Such dividend shall be payable on September 4, 2012 to the Company's stockholders of record as of the close of business on August 13, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

        10.1        Form of Restricted Stock Unit Award Notification (Service-Vesting)

        10.2        Form of Restricted Stock Unit Award Notification (Performance-Vesting)
        99.1        Text of press release issued by KLA-Tencor Corporation dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: August 02, 2012	By:	/s/ Brian M. Martin
Brian M. Martin
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Restricted Stock Unit Award Notification (Service-Vesting)
EX-10.2	Form of Restricted Stock Unit Award Notification (Performance-Vesting)
EX-99.1	Text of press release issued by KLA-Tencor Corporation dated August 2, 2012